Exhibit 1.1

ARES MANAGEMENT CORPORATION

6.375% Senior Notes due 2028

Underwriting Agreement

November 7, 2023

Morgan Stanley & Co. LLC

BofA Securities, Inc.

SMBC Nikko Securities America, Inc.

Wells Fargo Securities, LLC

As representatives (“you” or the “Representatives”) of the

     several Underwriters listed
     in Schedule 1 hereto

c/o Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036	c/o BofA Securities, Inc. One Bryant Park New York, New York 10036
c/o SMBC Nikko Securities America, Inc. 277 Park Avenue New York, New York 10172	c/o Wells Fargo Securities, LLC 550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202

Ladies and Gentlemen:

Ares Management Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $500,000,000 principal amount of its 6.375% Senior Notes due 2028 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of November 10, 2023 (the “Base Indenture”), as supplemented by the First Supplemental Indenture to be dated as of November 10, 2023 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case among the Company and the guarantors listed in Schedule 2 hereto (collectively, the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by each of the Guarantors (the “Guarantees”).

The Company and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.                   Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement, as defined in Rule 405 under the Securities Act, on Form S-3 (File No. 333-270053), including a related base prospectus, relating to certain securities, including the Securities. Such registration statement, and any post-effective amendment thereto, became effective upon filing. Such registration statement, including the information, if any, deemed pursuant to Rule 430B under the Securities Act to be part of the registration statement at the time of its effectiveness, is referred to herein as the “Registration Statement”; and as used herein, the term “Base Prospectus” means the base prospectus included in the Registration Statement (and any amendments thereto) at the time of effectiveness, the term “Preliminary Prospectus” means any preliminary prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the Base Prospectus and any preliminary prospectus supplement thereto relating to the Securities that is used prior to the filing of the Prospectus, and the term “Prospectus” means the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the Base Prospectus and any final prospectus supplement thereto relating to the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company and the Guarantors have prepared the following information (collectively, the “Pricing Disclosure Package”): a Preliminary Prospectus dated November 7, 2023 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 3:10 p.m., New York City time, on November 7, 2023.

2.                   Purchase and Sale of the Securities.

(a)                      The Company agrees to issue and sell the Securities to the several Underwriters as provided in this agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.202% of the principal amount thereof plus accrued interest, if any, from November 10, 2023 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)                      The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)                      Payment for and delivery of the Securities will be made at the office of Latham & Watkins LLP, 355 South Grand Avenue, Suite 100, Los Angeles, California 90071, at 10:00 A.M., New York City time, on November 10, 2023, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d)                      Payment for the Securities shall be made by wire transfer in immediately available funds to the accounts specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)                      The Company and the Guarantors acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person (irrespective of whether such Underwriter has advised or is currently advising any Ares Entity (as defined below) on other matters). Additionally, none of the Representatives nor any other Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction with respect to the offering of the Securities contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising any Ares Entity on other matters). The Company and the Guarantors agree that, in connection with the purchase and sale of the Securities pursuant to the Agreement or the process leading thereto, none of the Representatives nor any of the Underwriters, or any of them, has advised the Company, the Guarantors or any other person as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction or owes a fiduciary or similar duty to the Company or the Guarantors. The Underwriters and their respective affiliates may be engaged in a broad range of transactions directly or indirectly involving the Company or the Guarantors, and may in some cases have interests that differ from or conflict with those of the Company and the Guarantors. The Company and the Guarantors hereby consent to each Underwriter acting in the capacities described in the preceding sentence, and the parties to this Agreement acknowledge that any such transaction is a separate transaction from the sale of the Securities contemplated hereby and that no Underwriter acting in any such capacity owes any obligation or duty to any other party hereto with respect to or arising from its acting in such capacity, except to the extent set forth in any prior separate agreement relating to such other transaction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Underwriters of the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Guarantors, as the case may be, or any other person.

3.                   Representations and Warranties of the Company and the Guarantors. Each of the Company and the Guarantors jointly and severally represent and warrant to each Underwriter that:

(a)                      Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)                      Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c)                      Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company and the Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, used, authorized, approved or referred to and neither the Company nor any of the Guarantors will prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantors or any of their respective agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the documents listed on Annex A hereto, including the Pricing Term Sheet substantially in the form of Annex B hereto, which constitute part of the Pricing Disclosure Package, and (iii) each electronic road show or other written communications, in each case, approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, each Issuer Free Writing Prospectus listed on Annex A hereto, did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d)                      Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities pursuant to this Agreement has been initiated or, to the knowledge of the Company or the Guarantors, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor any of the Guarantors makes any representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e)                      Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                       Financial Statements. The historical financial statements of the Company and its consolidated subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown therein and, each as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, has been compiled on a basis consistent in all material respects with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(g)                      No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus (i) there has not been any material change in the capital stock (which, as used herein includes partnership interests, member interests or other equity interests, as applicable) or any change in the consolidated short-term debt or long-term debt of the Company or any of its Subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, partners’ or members’ capital, results of operations or business prospects of the Company and its Subsidiaries taken as a whole (except for, in each case, (A) subsequent issuances or capital stock repurchases or cancellations, if any, (i) described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) pursuant to the Ares Management Corporation 2014 Equity Incentive Plan and the Ares Management Corporation 2023 Equity Incentive Plan (collectively, the “Ares Equity Incentive Plans”), (iii) upon exercise of outstanding options issued pursuant to the Ares Equity Incentive Plans (iv) in connection with or as a result of exchanges of Ares Operating Group Units (as defined in the Certificate of Incorporation of the Company) for shares of Class A common stock, par value $0.01 per share, of the Company (“Class A Common Stock”) or (v) any issuances or cancellations by the Company of shares of Class C common stock, par value $0.01 per share (“Class C Common Stock”), (B) any tax distributions made by the Company’s Subsidiaries in the ordinary course of business and distributions in respect of Ares Operating Group Units, (C) ordinary course drawdowns or repayments on the Credit Facility (as defined in the Prospectus), (D) any issuance of Class A Common Stock in connection with the Company’s anticipated acquisition of Crescent Point Capital or (E) other ordinary course short term indebtedness of the Company or any of its Subsidiaries), (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole and (iii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business that is material to the Company and its Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h)                      Organization and Good Standing. The Company and each of its Subsidiaries (collectively, the “Ares Entities”), and each of the Ares Funds (as defined below) have been duly organized and are validly existing and in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, partners’ or members’ capital, shareholders’ equity, results of operations or business prospects of the Ares Entities taken as a whole or on the performance by the Company and the Guarantors of their obligations under this Agreement, the Indenture, the Securities and the Guarantees (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the Subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, (ii) subsidiaries omitted from Exhibit 21.1 that, if considered in the aggregate as a single subsidiary, would not constitute “significant subsidiaries” of the Company as defined in Rule 1-02(w) of Regulation S-X or (iii) the Ares Funds or their portfolio companies, special purpose entities formed to acquire any such portfolio companies or investments, including collateralized loan obligations. As used herein, “Subsidiaries” means the direct and indirect subsidiaries of the Company but not, for the avoidance of doubt, the Ares Funds or their portfolio companies, special purpose entities formed to acquire any such portfolio companies or investments, including collateralized loan obligations. “Ares Funds” means, collectively, all Funds (excluding their portfolio companies and investments and all special purpose entities formed to acquire any such portfolio companies and investments, including collateralized loan obligations) (i) sponsored or promoted by the Company or any of its Subsidiaries, (ii) for which the Company or any of its Subsidiaries acts as a general partner or managing member (or in a similar capacity) or (iii) for which the Company or any of its Subsidiaries acts as an investment adviser or investment manager; and “Fund” means any collective investment vehicle (whether open-ended or closed-ended) including, without limitation, an investment company, a general or limited partnership, a trust and any other business entity or investment vehicle organized in any jurisdiction that provides for management fees or “carried interest” (or other similar profits allocations) to be borne by investors therein; provided that any investment vehicle for which the Company or any of its Subsidiaries would not be deemed an affiliate shall not be included within the definition of “Fund.”

(i)                       Capitalization of the Company. (i) The authorized, issued and outstanding shares of capital stock of the Company as of September 30, 2023 were as set forth in the line item “Stockholders’ Equity” in the Company’s condensed consolidated statement of financial condition as of September 30, 2023 appearing in the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2023, and, since September 30, 2023, the Company has not issued, repurchased or cancelled any capital stock in the Company (other than subsequent issuances or capital stock repurchases or cancellations, if any), (i) described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) pursuant to the Ares Equity Incentive Plans, (iii) upon exercise of outstanding options issued pursuant to the Ares Equity Incentive Plans, (iv) in connection with or as a result of exchanges of Ares Operating Group Units (as defined in the Certificate of Incorporation of the Company) for shares of Class A Common Stock of the Company or (v) any issuances or cancellations by the Company of shares of Class C Common Stock. All of the outstanding shares of capital stock of the Company are not subject to any pre-emptive or similar rights. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no restrictions upon the voting or transfer of any shares of capital stock of the Company pursuant to any agreement or instrument to which any of the Ares Entities is a party or by which any of such entities may be bound.

(j)                       Capitalization of Subsidiaries. Except in each case as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, all of the outstanding shares of capital stock, partnership interests, member interests or other equity interests of each Subsidiary that are owned directly or indirectly by the Company (i) have been duly and validly authorized and issued and are fully paid (in the case of any Subsidiaries that are organized as limited liability companies, limited partnerships or other business entities, to the extent required under the applicable limited liability company, limited partnership or other organizational agreement) and non-assessable (except in the case of interests held by general partners or similar entities under the applicable laws of other jurisdictions, in the case of any Subsidiaries that are organized as limited liability companies, as such non-assessability may be affected by Section 18-607 or Section 18-804 of the Delaware Limited Liability Company Act or similar provisions under the applicable laws of other jurisdictions or the applicable limited liability company agreement and, in the case of any Subsidiaries that are organized as limited partnerships, as such non-assessability may be affected by Section 17-607 or Section 17-804 of the Delaware Revised Uniform Limited Partnership Act or similar provisions under the applicable laws of other jurisdictions or the applicable limited partnership agreement) and (ii) are owned, directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest or any other claim of any third party.

(k)                      Due Authorization. The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (including each Guarantee set forth therein) (collectively, the “Transaction Documents”) (to the extent party thereto) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(l)                       Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(m)                    Partnership Agreement. The partnership agreement (as amended and/or restated as of the date hereof, the “Partnership Agreement”) of Ares Holdings L.P. has been duly authorized, executed and delivered by Ares Holdco LLC, and such agreement constitutes a valid and legally binding agreement of Ares Holdco LLC, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and the Partnership Agreement conforms in all material respects to the description thereof contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(n)                      The Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and on the Closing Date will be duly executed and delivered by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions; and on the Closing Date the Indenture will conform in all material respects to the requirements of the Trust Indenture Act.

(o)                      The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(p)                      Description of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, Pricing Disclosure Package and the Prospectus.

(q)                      No Violation or Default. None of the Ares Entities or any of the Ares Funds is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which the Company or any of its Subsidiaries is bound or to which any of its property or assets is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (i) (as to Subsidiaries and Ares Funds that are not the Company or a Guarantor), (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)                       No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the issuance of the Guarantees and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Ares Entity or any Ares Fund pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Ares Entity or any Ares Fund is a party or by which any of them is bound or to which any of their respective properties or assets is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any Ares Entity or (iii) result in the violation of any law or statute applicable to any Ares Entity or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over any Ares Entity, except, in the case of clauses (i), (ii) (in the case of Subsidiaries and Ares Funds that are not the Company or a Guarantor) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)                       No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the issuance of the Guarantees and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or made (or as will be obtained or made by the Closing Date) or as may be required under the Securities Act, the Exchange Act or the Trust Indenture Act, and under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters and except for any such consents, approvals, authorizations, orders, registrations or qualifications or decrees the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company and each of the Guarantors to consummate the transactions contemplated by the Transaction Documents to which each is a party.

(t)                       Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any Ares Entity or any of the Ares Funds is or may be a party or to which any property of any of the Ares Entities or any of the Ares Funds is or, to the knowledge of the Company or any Guarantor, may become subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and to the knowledge of the Company and each Guarantor, no such investigations, actions, suits or proceedings are threatened in writing or contemplated by any governmental or regulatory authority or threatened in writing by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required by the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no contracts or other documents that are required by the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(u)                      Independent Accountants. Ernst & Young LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries included in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and whose reports are filed with the Commission as part of the Registration Statement, is, and was during the periods covered by such reports, an independent registered public accounting firm with respect to the entities purported to be covered thereby within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v)                      Title to Real and Personal Property. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Subsidiaries have good and marketable title to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w)                    Title to Intellectual Property. The Company and its Subsidiaries own or possess or can acquire on reasonable terms adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with the asserted rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)                      No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any of the Ares Entities or any Ares Fund, on the one hand, and the directors, officers, partners, unitholders, shareholders, members or investors of any of the Ares Entities, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(y)                      Investment Company Act. Each of the Ares Entities is not, and, after giving effect to the offering and sale of the Securities pursuant to this Agreement by the Company and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z)                      Investment Advisers Act. Each of the Ares Entities and the Ares Funds (i) that is required to be in compliance with, or registered, licensed or qualified pursuant to, the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Advisers Act”), the Investment Company Act, and the rules and regulations promulgated thereunder, or the U.K. Financial Services and Markets Act 2000 and the rules and regulations promulgated thereunder, is in compliance with, or registered, licensed or qualified pursuant to, such laws, rules and regulations (and such registration, license or qualification is in full force and effect), to the extent applicable, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or where the failure to be in such compliance or so registered, licensed or qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) that is required to be registered, licensed or qualified as a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or where the failure to be so registered, licensed, qualified or in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(aa)                    Taxes. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) the Ares Entities and the Ares Funds have paid all federal, state, local and foreign taxes required to be paid by them through the date hereof and any and all assessments, fines, interest, fees and penalties levied against them to the extent that any of the foregoing has become due and payable through the date hereof, except, in each case, for taxes being contested in good faith for which adequate reserves have been taken, and have filed all federal, state, local, and foreign tax returns required to be filed through the date hereof, (ii) there is no tax deficiency that has been, or would reasonably be expected to be, asserted against any of the Ares Entities, any of the Ares Funds or any of their respective properties or assets and (iii) there are no tax audits or investigations currently ongoing, of which the Company or any Guarantor has written notice.

(bb)                    Licenses and Permits. The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has received written notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(cc)                    No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company and each of the Guarantors, is contemplated or threatened, and neither the Company nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of the Company’s or any of its Subsidiaries’ principal suppliers, contractors or customers, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(dd)                  Compliance with and Liability under Environmental Laws. The Company and its Subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms of any such permit, license or approval, except where failure to receive required permits, licenses or other approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)                   Compliance with ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title IV of ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates, that together with the Company would be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA (“ERISA Affiliates”) for employees or former employees of the Company and its ERISA Affiliates, other than any multiemployer plan within the meaning of Section 3(37) of ERISA has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the Company, each member of its Controlled Group and each Ares Fund are, and at all times have been, in compliance with ERISA, (iii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, excluding transactions effected pursuant to a class, statutory or administrative exemption, has occurred with respect to any such plan or with respect to the Company, any member of its Controlled Group or any Ares Fund, (iv) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code has been satisfied (without taking into account any waiver thereof), (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred with respect to any such plan for which the Company would have any material liability, and (vi) neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) with respect to termination of, or withdrawal from, any such plan.

(ff)                     Disclosure Controls. The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(gg)                   Accounting Controls. The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the end of the Company’s predecessors’ most recent audited fiscal year, there has been no change in the Company’s or its predecessors’ internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weakness in its internal controls over financial reporting.

(hh)                  Insurance. The Ares Entities have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are customary in the businesses in which they are engaged; and neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business except in each case as would not reasonably be expected to have a Material Adverse Effect.

(ii)                     No Unlawful Payments. None of the Ares Entities or any of the Ares Funds, nor, to the knowledge of the Company or any Guarantor, any director, officer agent, employee or other person associated with or acting on behalf of any Ares Entity or any of the Ares Funds has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(jj)                     Compliance with Anti-Money Laundering Laws. The operations of the Ares Entities and the Ares Funds are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended (the “CFTRA”), and the applicable money laundering statutes of all other jurisdictions having jurisdiction over any of the Ares Entities or any of the Ares Funds, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any other governmental agency having jurisdiction over any of the Ares Entities or any of the Ares Funds(collectively, the “Other Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Ares Entities or any of the Ares Funds with respect to the CFTRA or Other Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any Guarantor, threatened.

(kk)                   No Conflicts with Sanctions Laws. None of the Ares Entities, the Ares Funds or, to the knowledge of the Company or any Guarantor, any of their respective directors, officers, agents, employees or affiliates is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United National Security Council, the European Union or His Majesty’s Treasury (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, (ii) to fund any activities of or business in a country of territory that is subject or target of Sanctions, including without limitation, the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria or (iii) in any other manner that will result in a violation by any person (including any person participating in the offering of Securities, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(ll)                     Solvency. On and immediately after the Closing Date, the Company and each Guarantor (after giving effect to the issuance and sale of the Securities, the issuance of the Guarantees, the receipt by the Company of the proceeds of the sale of the Securities, the use of proceeds therefrom, and the other transactions related thereto, each as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular time and entity, that at such time (i) the fair valuation of the assets of such entity is not less than the total amount required to pay the liability (at fair valuation) of such entity on its total existing debts and liabilities (including contingent liabilities (which include any pending civil actions against such entity)) as they become absolute and matured, (ii) such entity is paying its debts and other liabilities, contingent obligations (which include any pending civil actions against such entity) and commitments as they mature and become due, (iii) such entity does not intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) such entity is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital.

(mm)                 Senior Indebtedness. The Securities constitute “senior indebtedness” as such term is defined in any indenture or agreement governing any outstanding subordinated indebtedness of the Company.

(nn)                  No Restrictions on Subsidiaries. No Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or any Guarantor, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company or any Guarantor any loans or advances to such Subsidiary from the Company or any Guarantor or from transferring any of such Subsidiary’s properties or assets to the Company or any Guarantor or any other Subsidiary, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected to materially reduce the distributions to be received by the Ares Operating Group Partnership from its direct and indirect Subsidiaries.

(oo)                   No Broker’s Fees. None of the Ares Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any Ares Entity or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(pp)                  No Stabilization. No Ares Entity has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Securities.

(qq)                  Accuracy of Disclosure. The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Certain U.S. Federal Income Tax Considerations,” to the extent that they constitute summaries of law or regulations or legal conclusions, fairly and accurately summarize the matters described therein in all material respects.

(rr)                    Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ss)                    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(tt)                     Ares Funds. To the knowledge of the Company or any Guarantor, (i) none of the Subsidiaries that act as a general partner or managing member (or in a similar capacity) or as an investment adviser or investment manager of any Ares Fund has performed any act or otherwise engaged in any conduct that would prevent such Subsidiary from benefiting from any exculpation clause or other limitation of liability available to it under the terms of the management agreement or advisory agreement, as applicable, between such Subsidiary and such Ares Fund and (ii) the offering, sale, issuance and distribution of securities by the Ares Funds have been made in compliance with the Securities Act and the securities laws of any state or foreign jurisdiction applicable with respect thereto, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(uu)                  Statistical and Market Data. Nothing has come to the attention of the Company or any Guarantor that has caused the Company or such Guarantor to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(vv)                  Sarbanes-Oxley Act. As of the date hereof, the Company and its Subsidiaries are in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are then in effect and which the Company and its Subsidiaries are required to comply with.

(ww)                  Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Company shall pay the required registration fee relating to the Securities within the time required by Rule 456(b)(1)(i) and otherwise in accordance with Rules 456(b) and 457(r), and in any event prior to the Closing Date.

(xx)                    Cybersecurity. (A) None of the Company or any Guarantor is aware of any current security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s, any Guarantor’s or their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases managed by the Company, the Guarantors or their respective subsidiaries or on behalf of the Company, the Guarantors or their respective subsidiaries (collectively, “IT Systems and Data”), except for any such security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s, any Guarantor’s or their respective subsidiaries’ IT Systems and Data that would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect and (B) to the knowledge of the Company and the Guarantors, the Company, the Guarantors and their respective subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, operation, redundancy and security of their IT Systems and Data to be used in connection with the Company’s proposed method of operation set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus. To the knowledge of the Company and the Guarantors, the Company, the Guarantors and their respective subsidiaries are presently in compliance with all applicable laws and regulations relating to the privacy and security of IT Systems and Data, except where failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

4.                   Further Agreements of the Company and the Guarantors. The Company and the Guarantors jointly and severally covenant and agree with each Underwriter that:

(a)                      Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act; will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet substantially in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act, will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request; if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Rule 462 Registration Statement, to be filed with the Commission and become effective before the Securities may be sold, the Company will use its best efforts to cause such post-effective amendment or such Rule 462 Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible; and the Company will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, (i) when such post-effective amendment or such Rule 462 Registration Statement has become effective, and (ii) if Rule 430B under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such Rules). The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date. If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities.  If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(b)                      Delivery of Copies. The Company will deliver, upon request without charge, (i) to the Representatives, four signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)                     Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner.

(d)                      Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective, (ii) when any supplement to the Prospectus, or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package, or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading, (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                      Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)                      Blue Sky Compliance. To the extent required, the Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject as of the date of this Agreement.

(g)                      Earnings Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)                      Clear Market. During the period from the date hereof through and including the Closing Date, the Company and each of the Guarantors will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(i)                       Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities pursuant to this Agreement as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j)                       No Stabilization. No Ares Entity will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Securities.

(k)                      DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)                       Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m)                    Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

5.                   Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)                      It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet substantially in the form of Annex B hereto without the consent of the Company.

6.                   Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)                      Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)                      Representations and Warranties. The respective representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)                      No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred units or stock, as the case may be, issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review with possible negative implications, or has changed its outlook with possible negative implications with respect to, its rating of the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)                      No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)                      Officers’ Certificate. The Representatives shall have received on and as of the Closing Date, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the best knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, and (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraph (c) above.

(f)                       Comfort Letters. On the date of this Agreement and on the Closing Date, (i) Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date, and (ii) the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(g)                      Opinion and 10b-5 Statement of Counsel for the Company. Kirkland & Ellis LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h)                      Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Latham & Watkins LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)                       No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(j)                       Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and, with respect to the Company, its good standing as a foreign entity in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)                      DTC. The Securities shall be eligible for clearance and settlement through DTC.

(l)                       Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, each of the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(m)                    Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.                   Indemnification and Contribution.

(a)                      Indemnification of the Underwriters. The Company and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable and documented expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b)                      Indemnification of the Company and the Guarantors by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following paragraphs in the Preliminary Prospectus and the Prospectus: the information contained in the fourth, tenth and eleventh paragraphs under the heading “Underwriting.”

(c)                      Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly as practicable notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person, (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person, or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors, officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, the Guarantors, their respective directors and officers who signed the Registration Statement and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement, compromise or consent to entry into a settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                      Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters on the other, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters on the other, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds (before deducting expenses) received by the Company from the sale of the Securities pursuant to this Agreement and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding anything to the contrary herein, neither the assumption of the defense of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party nor the payment of any fees or expenses related thereto shall be deemed to be an admission by the Indemnifying Person that it has obligation to indemnify any person pursuant to this Agreement.

(e)                      Limitation on Liability. The Company and the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e) of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) of this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                       Non-Exclusive Remedies. The remedies provided for in paragraphs (a) through (f) of this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.                   Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.                   Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the NYSE or the Nasdaq Stock Market, (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10.               Defaulting Underwriter.

(a)                      If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Pricing Disclosure Package and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Pricing Disclosure Package and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)                      If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remain unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                      If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all of the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)                      Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantors or any non-defaulting Underwriter for damages caused by its default.

11.               Payment of Expenses.

(a)                      Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection, (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof, (iii) the costs of producing, reproducing and distributing each of the Transaction Documents, (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants, (v) the reasonable and documented fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and, to the extent required, the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable and documented fees and expenses of counsel for the Underwriters), (vi) any fees charged by rating agencies for rating the Securities, (vii) the fees and expenses of the Trustee and any paying agent (including the related reasonable and documented fees and expenses of any counsel to such parties), (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)                      If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities because of any failure or refusal on the part of the Company or any Guarantor to comply with the terms of this Agreement or the conditions of this Agreement are not satisfied, the Company and each of the Guarantors jointly and severally agrees to reimburse the Underwriters that have so terminated this Agreement with respect to themselves severally and are not in default hereunder for all out-of-pocket accountable costs and expenses (including the reasonable and documented fees and expenses of their counsel) actually incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.               Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.               Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Underwriters.

14.               Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

15.               Miscellaneous.

(a)                      Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)                      Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to (a) c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036; (b) c/o BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, NY 10036; (c) c/o SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, New York 10172; and (d) c/o Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202. Notices to the Company and the Guarantors shall be given to them at c/o Ares Management Corporation, 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067 (fax: (310) 201-4100); Attention: Chief Legal Counsel.

(c)                      Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d)                      USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies the Underwriters’ respective clients, including the Company and the Guarantors, which information may include the name and address of the Underwriters’ respective clients, as well as other information that will allow the Underwriters to properly identify the Underwriters’ respective clients.

(e)                      Submission to Jurisdiction. Each of the parties hereto hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the parties hereto agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party, and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment. Each of the parties hereto hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. Each of the parties hereto further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(f)                       Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(g)                      Counterparts; Electronic Signatures. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the New York Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement.

(h)                      Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i)                       Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

16.               Recognition of the U.S. Special Resolution Regimes.

(a)                      In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                      In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)                      As used in this section:

1.                   “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

2.                     “Covered Entity” means any of the following:

(i)               a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)               a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)             a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

3.                   “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

4.                   “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ARES MANAGEMENT CORPORATION

By:	/s/ Jarrod Phillips
Name: Jarrod Phillips
Title: Chief Financial Officer

ARES HOLDINGS L.P.

By: Ares Holdco LLC, its general partner

By:	/s/ Naseem Sagati Aghili
Name: Naseem Sagati Aghili
Title: Authorized Signatory

Ares MANAGEmENT LLC

By:	/s/ Naseem Sagati Aghili
Name: Naseem Sagati Aghili
Title: Authorized Signatory

Ares INVESTMENTS HOLDINGS LLC

By:	/s/ Naseem Sagati Aghili
Name: Naseem Sagati Aghili
Title: Authorized Signatory

ARES FINANCE CO. LLC

By: Ares Holdings L.P., its sole member

By: Ares Holdco LLC, its general partner

By:	/s/ Naseem Sagati Aghili
Name: Naseem Sagati Aghili
Title: Authorized Signatory

ARES FINANCE CO. II LLC

By: Ares Holdings L.P., its sole member

By:	Ares Holdco LLC, its general partner

By:	/s/ Naseem Sagati Aghili
Name: Naseem Sagati Aghili
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

ARES FINANCE CO. III LLC

By: Ares Holdings L.P., its sole member

By: Ares Holdco LLC, its general partner

By:	/s/ Naseem Sagati Aghili
Name: Naseem Sagati Aghili
Title: Authorized Signatory

ARES FINANCE CO. IV LLC

By: Ares Holdings L.P., its sole member

By: Ares Holdco LLC, its general partner

By:	/s/ Naseem Sagati Aghili
Name: Naseem Sagati Aghili
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

BOFA SECURITIES, INC.

By:	/s/ Randolph Randolph
Authorized Signatory

Name: Randolph Randolph
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Hector Vazquez
Authorized Signatory

Name: Hector Vazquez
Title: Executive Director

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Thomas Bausano
Authorized Signatory

Name: Thomas Bausano
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Authorized Signatory

Name: Carolyn Hurley
Title: Managing Director

For themselves and on behalf of the several underwriters listed in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of Securities
Morgan Stanley & Co. LLC	$105,300,000
BofA Securities, Inc.	$105,300,000
SMBC Nikko Securities America, Inc.	$105,250,000
Wells Fargo Securities, LLC	$105,250,000
Citigroup Global Markets Inc.	$21,050,000
Deutsche Bank Securities Inc.	$21,050,000
MUFG Securities Americas Inc.	$21,050,000
Academy Securities, Inc.	$3,150,000
Loop Capital Markets LLC	$3,150,000
R. Seelaus & Co., LLC	$3,150,000
Samuel A. Ramirez & Company, Inc.	$3,150,000
Siebert Williams Shank & Co., LLC	$3,150,000
Total	$500,000,000

Schedule 1

Schedule 2

Guarantors

Ares Holdings L.P.

Ares Investments Holdings LLC

Ares Management LLC

Ares Finance Co. LLC

Ares Finance Co. II LLC

Ares Finance Co. III LLC

Ares Finance Co. IV LLC

Schedule 2

Annex A

a. Issuer Free Writing Prospectus

Pricing Term Sheet, dated November 7, 2023, substantially in the form of Annex B hereto.

Annex A

Annex B

Form of Pricing Term Sheet

[See attached]

Annex B

Annex B

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-270053, 333-270053-01, 333-270053-02, 333-270053-03,

 333-270053-04, 333-270053-05, 270053-06 and 270053-07

Ares Management Corporation

$500,000,000 6.375% SENIOR NOTES DUE 2028

PRICING TERM SHEET

November 7, 2023

This pricing term sheet should be read together with the Preliminary Prospectus Supplement dated November 7, 2023 to the Prospectus dated February 27, 2023.

Issuer:	Ares Management Corporation

Guarantors:	Each of Ares Holdings L.P., Ares Management LLC, Ares Finance Co. LLC, Ares Finance Co. II LLC, Ares Finance Co. III LLC, Ares Finance Co. IV LLC and Ares Investments Holdings LLC

Anticipated Ratings*:	BBB+ by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. A- by Fitch Ratings, Inc.

Legal Format:	SEC-Registered

Trade Date:	November 7, 2023

Settlement Date**:	November 10, 2023 (T+3)

Principal Amount:	$500,000,000

Maturity Date:	November 10, 2028

Benchmark Treasury:	UST 4.875% due October 31, 2028

Benchmark Treasury Price and Yield: Spread to Benchmark Treasury:	101-14¼ / 4.547% +187.5 bps

Yield to Maturity: Issue Price (Price to Public): Coupon (Interest Rate):	6.422% 99.802% of principal amount 6.375%
Interest Payment Dates:	May 10 and November 10, commencing May 10, 2024

Annex B

Optional Redemption:	The notes may be redeemed prior to maturity in whole at any time or in part from time to time at our option at a redemption price equal to the greater of 100% of the principal amount to be redeemed and a “make-whole” redemption price (T+30 bps), in either case, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided, however, that if the Issuer redeems any notes on or after October 10, 2028 (the date falling one month prior to the Maturity Date of the notes), the redemption price for the notes will be equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

CUSIP / ISIN:	03990B AA9 / US03990BAA98

Joint Book-Running Managers:	Morgan Stanley & Co. LLC BofA Securities, Inc. SMBC Nikko Securities America, Inc. Wells Fargo Securities, LLC

Senior Co-Managers:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. MUFG Securities Americas Inc.

Co-Managers:	Academy Securities, Inc. Loop Capital Markets LLC R. Seelaus & Co., LLC Samuel A. Ramirez & Company, Inc. Siebert Williams Shank & Co., LLC

* A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time. Each of the ratings above should be evaluated independently of any other security rating.

** It is expected that delivery of the notes will be made against payment therefor on or about November 10, 2023, which will be the third business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day before settlement will be required, by virtue of the fact that the notes initially will settle in “T+3”, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade the notes prior to the second business day before settlement should consult their own advisors.

The issuer has filed a registration statement (including a prospectus), as amended by post-effective amendment no. 1 thereto, and a preliminary prospectus supplement with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement for this offering, the related prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may obtain a copy of the preliminary prospectus supplement and prospectus from (i) BofA Securities, Inc., NC1-022-02-25, 201 North Tryon Street, Charlotte, NC, 28255-0001, Attention: Prospectus Department, by email at dg.prospectus_requests@bofa.com or toll-free at 1-800-294-1322, (ii) Morgan Stanley & Co. LLC, 180 Varick Street, New York, NY 10014, Attention: Prospectus Department, by email at prospectus@morganstanley.com or toll-free at 1-866-718-1649, (iii) SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, NY, 10172 or by email at prospectus@smbcnikko-si.com, or (iv) Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN, 55402, Attention: WFS Customer Service, by email at wfscustomerservice@wellsfargo.com or toll-free at 1-800-645-3751.

Annex B